EXHIBIT 23-5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Sinclair
Broadcast Group, Inc. (the "Company") of our report dated March 10, 1998 relating to the financial statements of Sullivan Broadcasting Holdings, Inc. and Subsidiaries as of December 31, 1996 and 1997 and for the period from inception (June 2, 1995) through December 31, 1996 and 1997, which appears in the Company's Current Report on Form 8-K dated December 2, 1997 (filed March 17,
1998). We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                        /s/ Price Waterhouse LLP
                                                       -------------------------



Boston, Massachusetts
April 6, 1998